Exhibit 4.7

AMENDMENT NO. 1

TO

SECURITYHOLDERS AGREEMENT

OF

HORNBECK OFFSHORE SERVICES, INC.

THIS AMENDMENT NO. 1 to SECURITYHOLDERS AGREEMENT of HORNBECK OFFSHORE SERVICES, INC. (this “Amendment”) is entered into as of December 2, 2021 by and among HORNBECK OFFSHORE SERVICES, INC., a Delaware corporation (the “Company”), and each of the undersigned Securityholders of the Company. All capitalized terms which are not specifically defined in this Amendment shall have the meanings ascribed thereto in the Existing Agreement (as defined below).

RECITALS

WHEREAS, the Company is conducting an offering of up to $35 million of its common stock (the “Equity Offering”);

WHEREAS, the Company and the Securityholders entered into that certain Securityholders Agreement of the Company, dated as of September 4, 2020 (the “Existing Agreement”);

WHEREAS, pursuant to Sections 2.2(a)(ii) and 8.10(b) of the Existing Agreement, the Existing Agreement may be amended by an instrument in writing executed by the Securityholders beneficially owning at least 75% of the Fully Diluted Securities, which must include each Appointing Person;

WHEREAS, the undersigned Securityholders are Appointing Persons and beneficially own at least 75% of the Fully Diluted Securities in the aggregate; and WHEREAS, the Company and each of the undersigned Appointing Persons wish to amend the Existing Agreement as provided in this Amendment.

AMENDMENT

NOW, THEREFORE, in consideration of the mutual promises contained in the Existing Agreement and this Amendment, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Existing Agreement is hereby amended as of the date hereof as follows:

1. Section 1. The following definition in Section 1 of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

“‘Preemptive Rights Securityholder’ means, in the case of a Proposed Offering of Company Securities, (i) each 2% Securityholder that is an Accredited Investor and (ii) subject to and in accordance with Section 5.1(j), Todd Hornbeck.”

2. Section 5.1(b) through (h). Section 5.1(b) through (h) of the Existing Agreement are hereby amended and restated in their entirety to read as follows:

“(b) Procedure. In the event that the Company or any of its Subsidiaries proposes to sell or otherwise issue Company Securities and/or Subsidiary Securities (any of the foregoing, “Dilutive Instruments”) other than in a Permitted Offering (a “Proposed Offering”), each Preemptive Rights Securityholder shall have the right to acquire that number of such Dilutive Instruments as is determined in accordance with Section 5.1(c) below, at the same price and upon the same terms and conditions as such Dilutive Instruments are being offered by the Company or its Subsidiary, as applicable, in the Proposed Offering.

(c) Notice and Offer. As promptly as practicable prior to the consummation of any Proposed Offering to which this Section 5.1 applies, the Company shall give written notice thereof to each Preemptive Rights Securityholder (the “Company Sale Notice”), setting forth the number and class of the Dilutive Instruments and the consideration per Dilutive Instrument to be issued in such Proposed Offering as well as the other terms and conditions on which the Dilutive Instruments are being offered in such Proposed Offering, as applicable, and offering to sell or issue to each Preemptive Rights Securityholder its pro rata share (subject to Section 5.1(h), based on the relative ownership of the then-outstanding Fully Diluted Securities held by all applicable Preemptive Rights Securityholders as of the date of the Company Sale Notice) of such Dilutive Instruments on the same terms and conditions as are set forth in the applicable Company Sale Notice (the “Preemptive Rights Offer”).

(d) Exercise of Rights. Each Preemptive Rights Securityholder shall be entitled to accept any Preemptive Rights Offer by providing written notice to the Company not later than ten (10) Business Days after the date of the applicable Company Sale Notice. A delivery of such notice (which notice shall specify the number of Company Securities and/or Subsidiary Securities, as applicable, requested to be purchased by the Preemptive Rights Securityholder submitting such notice, up to the maximum amount determined pursuant to Section 5.1(c)) by such Preemptive Rights Securityholder shall constitute a binding agreement of such Preemptive Rights Securityholder to purchase, for the per share consideration and on the terms and conditions specified in the Company Sale Notice, the number of Dilutive Instruments specified in such Preemptive Rights Securityholder’s notice. If, at the end of such ten (10) Business Day period, any Preemptive Rights Securityholder has not exercised its right to purchase any of its pro rata share of the Preemptive Rights Offer by delivering such notice, such Preemptive Rights Securityholder shall be deemed to have waived all of its rights under this Article V with respect to, and only with respect to, the purchase of such Dilutive Instruments specified in the applicable Company Sale Notice.

(e) Failure to Exercise. If following the expiration of the period specified in Section 5.1(c) (i) any Preemptive Rights Securityholder has declined or failed to exercise its preemptive rights under this Section 5.1, or (ii) any Preemptive Rights Securityholder exercises its rights under this Section 5.1 with respect to less than all of such Preemptive Rights Securityholder’s pro rata portion (the difference between (x) the total number or amount, as applicable, of Dilutive Instruments to be issued in the Proposed Offering and (y) the number of Dilutive Instruments attributable to the Preemptive Rights Securityholders described in clauses (i) and (ii), the “Preemptive Rights Excess Instruments”), then the Company or its Subsidiary, as applicable, shall give prompt

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written notice thereafter to each Preemptive Rights Securityholder that has elected to fully exercise its rights under this Section 5.1 (each such Preemptive Rights Securityholder, a “Full Preemptive Rights Securityholder”), of its right to purchase such Full Preemptive Rights Securityholder’s pro rata portion of any Preemptive Rights Excess Instruments (based on the relative ownership of the then-outstanding Fully Diluted Securities held by all Full Preemptive Rights Securityholders as of the date of the Company Sale Notice) (with an option for each Full Preemptive Rights Securityholder to indicate that it would purchase up to all such Preemptive Rights Excess Instruments, to the extent that other Full Preemptive Rights Securityholders do not exercise their over-subscription rights pursuant to this Section 5.1(d)) and for the same per share consideration and on the same terms as those specified in the Company Sale Notice, and such Full Preemptive Rights Securityholder shall have two (2) Business Days following the expiration of the period specified in Section 5.1(c) to exercise its rights pursuant to this Section 5.1(e) with respect to the Preemptive Rights Excess Instruments by delivering written notice thereof to the Company.

(f) Timing. Subject to compliance with this Article V, the Company or its Subsidiary, as applicable, shall have sixty (60) days after the date of the Company Sale Notice to consummate the Proposed Offering with respect to any Dilutive Instruments that the Preemptive Right Securityholders have elected not to purchase at the same (or higher) per share consideration and upon such other terms and conditions that, taken as a whole, are not materially less favorable to the Company or its Subsidiary, as applicable, than those specified in the Company Sale Notice; provided, that, if such Proposed Offering is subject to regulatory approval, such 60-day period shall be extended until the expiration of five (5) Business Days after all such approvals have been received. If the Company or its Subsidiary, as applicable, proposes to consummate a Proposed Offering (x) during such 60-day period at a lower per share consideration or on such other terms that are, taken as a whole, materially less favorable to the Company or its Subsidiary, as applicable, or (y) at any point after such 60-day period, in each case it shall again comply with the procedures set forth in this Article V prior to such Proposed Offering. Subject to Section 5.1(h), the purchase of Dilutive Instruments by the Preemptive Rights Securityholders agreeing to purchase any such Dilutive Instruments pursuant to this Section 5.1 shall be consummated simultaneously with the closing of the applicable Proposed Offering.

(g) Notwithstanding the foregoing, (i) the Company or its Subsidiary, as applicable, shall have the right to offer or issue to the Appointing Persons (pro rata based on the relative ownership of the then outstanding Fully Diluted Securities held by the Appointing Persons as of the date of the Company Sale Notice) any Dilutive Instruments without first providing a Preemptive Rights Offer as described in Section 5.1(c) to the Preemptive Right Securityholders as long as the Company promptly thereafter (and in any event within sixty (60) days) makes a Preemptive Rights Offer to the other Preemptive Rights Securityholders on the same terms (including at the same price) as such Securityholders would have been entitled to exercise such preemptive rights if the Company had offered such Dilutive Instruments at the time of the original Proposed Offering; and (ii) any Preemptive Rights Securityholder that participates in the Proposed Offering described in the Company Sale Notice, dated as of December 2, 2021 (the “2021 Proposed Offering”), may transfer or assign its right to purchase all or any portion of such Preemptive Rights Securityholder’s

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pro rata portion of Dilutive Instruments (including any Preemptive Rights Excess Instruments) in connection with the 2021 Proposed Offering to (A) any other Preemptive Rights Securityholder participating in the 2021 Proposed Offering or (B) any Director or Officer of the Company or its Subsidiary (each such Person described in clauses (A) and (B), a “Preemptive Rights Transferee”), in each case by delivering written notice thereof to the Company concurrently therewith; provided, that the transferring Preemptive Rights Securityholder and any such Preemptive Rights Transferee must comply with the provisions set forth in Sections 4.1, 4.2, 4.3 and 4.4 in respect of any such transfer or assignment.

(h) Disclaimer of Liability. The Company shall be under no obligation to consummate any proposed issuance of Dilutive Instruments, nor shall there be any liability on the part of the Company or the Board to any Preemptive Rights Securityholder if the Company has not consummated any proposed issuance of Dilutive Instruments for whatever reason, except for issuances made in breach of this Agreement, regardless of whether the Board shall have delivered a Company Sale Notice in respect of such proposed issuance.”

3. Miscellaneous.

(a) Except as expressly set forth in this Amendment, the terms and conditions of the Existing Agreement shall remain in full force and effect as originally written and amended by this Amendment thereto. This Amendment and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Amendment or the negotiation, execution or performance of this Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

(b) This Amendment may be executed in any number of counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same amendment. This Amendment and any signed agreement entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by facsimile, by electronic mail in “portable document format” (“.pdf”) form, or any other electronic transmission, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

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IN WITNESS WHEREOF, the undersigned has duly executed this Amendment as of the date first above written.

COMPANY:

HORNBECK OFFSHORE SERVICES, INC.

By:	/s/ James O. Harp, Jr.
Name:	James O. Harp, Jr.
Title:	Executive Vice President & Chief Financial Officer

[Signature Page to Amendment No. 1]

1992 MASTER FUND CO-INVEST SPC –
SERIES 1 SEGREGATED PORTFOLIO

By:	Highbridge Capital Management, LLC, as Trading Manager

By:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Managing Director, Co-CIO

HIGHBRIDGE TACTICAL CREDIT
MASTER FUND, LP

By:	Highbridge Capital Management, LLC, as Trading Manager

By:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Managing Director, Co-CIO

HIGHBRIDGE SCF SPECIAL SITUATIONS
SPV, LP

By:	Highbridge Capital Management, LLC, as Trading Manager

By:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Managing Director, Co-CIO

[Signature Page to Amendment No. 1]

ASSF IV HOS AIV 1, L.P.

By:	ASOF HOS GP, LLC, its general partner

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

ASSF IV HOS AIV 2, L.P.

By:	ASOF HOS GP, LLC, its general partner

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

ASSF IV AIV B HOLDINGS III, L.P.

By:	ASSF Operating Manager IV, L.P., its manager

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

ASSF IV AIV B, L.P.

By:	ASSF Management IV, L.P., its general partner

By:	ASSF Management IV GP LLC, its general partner

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

[Signature Page to Amendment No. 1]

ASOF HOS AIV 1, L.P.

By:	ASOF HOS GP, LLC, its general partner

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

ASOF HOS AIV 2, L.P.

By:	ASOF HOS GP, LLC, its general partner

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

ASOF HOLDINGS I, L.P.

By:	ASOF Investment Management LLC, its manager

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

SA REAL ASSETS 19 LIMITED

By:	Ares Management LLC, its investment manager

By:	/s/ Greg Margolies
Name:	Greg Margolies
Title:	Authorized Signatory

[Signature Page to Amendment No. 1]

ARES CREDIT STRATEGIES INSURANCE DEDICATED FUND SERIES INTERESTS OF THE SALI MULTI-SERIES FUND, L.P.

By:	Ares Management LLC, its investment subadvisor

By:	Ares Capital Management LLC, as subadvisor

By:	/s/ Greg Margolies
Name:	Greg Margolies
Title:	Authorized Signatory

WHITEBOX ADVISORS LLC

By:	/s/ Daniel Altabef
Name:	Daniel Altabef
Title:	Deputy CCO & Legal Counsel

WHITEBOX ASYMMETRIC PARTNERS, L.P.

By:	Whitebox Advisors LLC its investment manager

By:	/s/ Daniel Altabef
Name:	Daniel Altabef
Title:	Deputy CCO & Legal Counsel

WHITEBOX CAJA BLANCA FUND, LP

By:	Whitebox Caja Blanca GP LP its general partner

By:	Whitebox Advisors LLC its investment manager

By:	/s/ Daniel Altabef
Name:	Daniel Altabef
Title:	Deputy CCO & Legal Counsel

[Signature Page to Amendment No. 1]

WHITEBOX CREDIT PARTNERS, L.P.

By:	Whitebox Advisors LLC its investment manager

By:	/s/ Daniel Altabef
Name:	Daniel Altabef
Title:	Deputy CCO & Legal Counsel

WHITEBOX RELATIVE VALUE PARTNERS, L.P.

By:	Whitebox Advisors LLC its investment manager

By:	/s/ Daniel Altabef
Name:	Daniel Altabef
Title:	Deputy CCO & Legal Counsel

WHITEBOX GT FUND, LP

By:	Whitebox Advisors LLC its investment manager

By:	/s/ Daniel Altabef
Name:	Daniel Altabef
Title:	Deputy CCO & Legal Counsel

WHITEBOX MULTI-STRATEGY PARTNERS, L.P.

By:	Whitebox Advisors LLC its investment manager

By:	/s/ Daniel Altabef
Name:	Daniel Altabef
Title:	Deputy CCO & Legal Counsel

[Signature Page to Amendment No. 1]

PANDORA SELECT PARTNERS, L.P.

By:	Whitebox Advisors LLC its investment manager

By:	/s/ Daniel Altabef
Name:	Daniel Altabef
Title:	Deputy CCO & Legal Counsel

[Signature Page to Amendment No. 1]